UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 18, 2005

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

2160 SATELLITE BLVD., SUITE 200, DULUTH, GEORGIA	30097

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(770) 495-5100

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Compensation Committee of the Board of Directors of Roper Industries, Inc. (the “Company”) approved grants of incentive stock options, effective as of April 18, 2005, to certain of the Company’s executive officers. Brian D. Jellison, the Company’s Chief Executive officer, received a grant of 55,000 stock options, which will vest as to 37,000 shares on May 31, 2005, and as to 6,000 shares on each of February 17, 2006, 2007 and 2008. Nigel W. Crocker and Benjamin W. Wood each received a grant of 6,000 stock options, which will vest as to 4,000 shares on May 31, 2005, as to 667 shares on each of February 17, 2006 and 2007, and as to 666 shares on February 17, 2008. Timothy J. Winfrey received a grant of 10,000 stock options, which will vest as to 7,000 shares on May 31, 2005, and as to 1,000 shares on each of February 17, 2006, 2007 and 2008. C. Thomas O’Grady and Christopher Hix each received a grant of 3,000 stock options, which will vest as to 2,000 shares on May 31, 2005, as to 334 shares on February 17, 2006, and as to 333 shares on each of February 17, 2007 and 2008. The stock options will vest in full upon the executive officer’s death, disability or retirement.

The form of Incentive Stock Option Agreement is filed as an exhibit to this Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Form of Incentive Stock Option Agreement

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.

(Registrant)

BY: /s/ Brian D. Jellison

Brian D. Jellison, Chairman of the Board, President and Chief Executive Officer	Date: April 18, 2005